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                                                    Exhibit 23

              AMOCO FABRICS AND FIBERS COMPANY

                 HOURLY 401(k) SAVINGS PLAN



             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 33-51475 of the Amoco
Fabrics and Fibers Company Hourly 401(k) Savings Plan of our report dated June 15, 1998 appearing in this Form 11-K.




PRICE WATERHOUSE LLP

Chicago, Illinois
June 15, 1998